Exhibit 10.2
AGL RESOURCES INC.
OFFICER INCENTIVE PLAN
NONQUALIFIED STOCK OPTION AGREEMENT

This Agreement sets forth the terms of a Nonqualified Stock Option granted under the above-named Plan.

Name of Participant:____________________________________

Date of Grant: ________________________________________

Number of Option Shares:________________________________

Exercise Price: $ ________________ per share (no less than the fair market value on date of grant)

Reload Options: This option [shall/shall not] be subject to reload options.
Reload Options shall be limited to:_____________________________

Exercisability: This option shall first become exercisable as follows:

____  Immediately exercisable upon date of grant

____ __  percent of option shares exercisable on the first anniversary of the date of grant;
          __  percent of option shares exercisable on each successive anniversary of the date of grant.

____  Other:___________________________________________________________

Notwithstanding the above, all shares under this option shall become exercisable upon the death, disability or retirement (as defined in the Plan) of the Participant or upon a change of control of AGL Resources Inc. (as defined in the Plan). Also, in the event of the Participant’s termination of employment for any reason other than death, disability or retirement (as defined in the Plan), any portion of the option which has not become exercisable shall immediately terminate.

Term of Exercisability: Once all or a part of the option becomes exercisable, it shall remain exercisable until the earliest of:

___    The one-year anniversary of the Participant’s termination of employment due to death, disability or retirement (as defined in the Plan)

___  The date of the Participant’s termination of employment for any reason other than death, disability or retirement (as defined in the Plan)

___    The date that is _________ (up to 10) years from the date of grant

___    Other:___________________________________________________________

Transferability: The Participant:

___   may transfer the option pursuant only to the laws of descent and distribution

___  may transfer the option in the following manner: ________________________________________________

This Option Agreement is subject to the terms and conditions of the Plan. The Participant has received a copy of the Plan’s prospectus, including a copy of the Plan. The Participant agrees to the terms of this Option Agreement, which may be amended only upon a written agreement signed by the parties hereto. The Company will notify the Participant of the methods by which this option may be exercised.

This ________ day of ____________________, 200_.

AGL RESOURCES INC.                   PARTICIPANT:

By: _____________________________________          _________________________________
Title: ___________________________________